               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C.  20549


                            FORM 8-K


                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                Date of Report (Date of Earliest
                 Event Reported):  May 21, 1998




                     CIAO CUCINA CORPORATION
_________________________________________________________________
     (Exact name of registrant as specified in its charter)

    Ohio                   000-21745              31-1357862
_________________________________________________________________
(State or other           (Commission           (IRS Employer
jurisdiction of           File Number)        Identification No.)
incorporation)



      700 Walnut Street, Suite 300, Cincinnati, Ohio  45202
_________________________________________________________________
            (Address of principal executive offices)


Registrant's telephone number, including area code:(513) 241-9161
                                                   ______________
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            INFORMATION TO BE INCLUDED IN THE REPORT


Items 1, 2, 3, 4, 6, 8 and 9 are not applicable and are omitted from this report.

Item 5.   Other Events
          ____________

          The press release of Ciao Cucina Corporation (the "Company"), dated May 21, 1998, announcing that the Company has entered into a letter of intent to merge with The Glazier Group, Inc., is filed as an exhibit to and incorporated by reference in this Current Report on Form 8-K.

          Additionally, on May 22, 1998, Catherine C. Jetter resigned as Executive Vice President, Chief Financial Officer and a director of the Company and Stephen J. Kent was elected as President and Treasurer of the Company.

Item 7.   Financial Statements, Pro Forma Financial Information
          and Exhibits
          _____________________________________________________

(a)  Financial Statements of Business Acquired.

     Not Applicable.

(b)  Pro Forma Financial Information.

     Not Applicable.

(c)  Exhibits

     Number         Description
     ______         ___________

       99           Press Release dated May 21, 1998
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                            SIGNATURE
                            _________

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 26, 1998           CIAO CUCINA CORPORATION



                              By /s/ Stephen J. Kent
                                _________________________________
                                      Stephen J. Kent
                                      President
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                                                       Exhibit 99

NEWS RELEASE
____________

May 21, 1998

Ciao Cucina Corporation ("Ciao") today announced that it has entered into a Letter of Intent to merge with The Glazier Group
("Glazier"), a privately held restaurant company based in New
York City.

The Letter of Intent also contemplates a secondary offering of securities following the merger. The merger is subject to the completion of due diligence by both companies, the execution of definitive agreements, shareholder approvals and various other conditions including favorable assurance of a secondary offering.

Pending the proposed merger, Glazier will oversee the operations of Ciao pursuant to a management agreement, which is expected to be executed within the coming week. After the merger, Peter H. Glazier, President and Chief Executive Officer of Glazier, will serve in this capacity for the combined company.

Glazier owns and operates restaurants located in New York City. The restaurants include the "Monkey Bar", a classic American cuisine bar and restaurant, first opened in 1936, located on Manhattan's East Side at 54th Street and Park Avenue; "Tapika", a Southwestern cuisine bar and restaurant located on Manhattan's West Side at 56th Street and 8th Avenue; and "Bridgewaters", a 1,500 person banquet and convention facility, located adjacent to the Brooklyn Bridge in the South Street Seaport area of Lower Manhattan.

In addition to the existing restaurants, Glazier will open in early June "Michael Jordan's - The Steakhouse N.Y.C." located on the upper level of Grand Central Terminal. Grand Central
Terminal is undergoing a three-year - $200 million renovation of which this new restaurant is a part.

The restaurants of both companies have white tablecloth, fine dining themes, with experienced chefs, some with award winning history. Kurt Guttenbruner, Chef at the Monkey Bar, received the Three Star Michelin Award for fine dining in Europe and was previously Chef de Cuisine at The New York Times Four-Star Award
                              __________________
restaurant, "Bouley".  David Walzog, Chef at Tapika, received The
                                                              ___
New York Times Three-Star Award for Southwestern Cuisine and was
______________
a nominee for James Beard's National Rising Star Award in 1995,
1996 and 1997.

All of the Ciao and Glazier restaurants are targeted to upscale consumers seeking a combination of fine food and entertainment. Most of the restaurants include musical entertainment within the facilities or are located adjacent to major music and arts entertainment facilities with high consumer traffic and repeat visits.

At this time, Ciao is experiencing operating losses. In the interim, certain Ciao investors are expected to provide working capital for restaurant operations. Following the contemplated merger, shareholders of Glazier will own approximately 81% of the combined company.

Ciao restaurants are located in Cincinnati, Ohio, Cleveland, Ohio, Memphis, Tennessee and Washington, D.C. The Company's corporate offices are located in Cincinnati, Ohio.